             EXHIBIT AND FINANCIAL STATEMENT INDEX
             -------------------------------------


EXHIBIT NO.         DESCRIPTION                     PAGE
-----------         -----------                     ----

B-1          Form of Stock Purchase Agreement     To be filed
                                                  by amendment

B-2          Form of Shareholders' Agreement      To be filed
                                                  by amendment

F            Opinion of Counsel                   To be filed
                                                  by amendment

H            Proposed Form of Notice              Filed
                                                  herewith

FINANCIAL
STATEMENT
NO.
---------

1-A          Balance Sheet of NEERI at            Filed
             December 31, 1996                    herewith

1-B          Statement of Income and Retained     Filed
             Deficit for NEERI for twelve         herewith
             months ended December 31, 1996

2-A          Consolidated Balance Sheet           To be filed
             of NEES at December 31,1996          by amendment

2-B          Statement of Consolidated Income     To be filed
             and Retained Earnings for NEES       by amendment
             for twelve months ended
             December 31, 1996

3-A          Balance Sheet of UUDSI at            To be filed
             December 31, 1996                    by amendment

3-B          Income Statement of UUDSI for        To be filed
             twelve months ended                  by amendment
             December 31, 1996

3-C          Financial Statements for UUDSI       To be filed
             for fiscal years 1992, 1993,         by amendment
             1994 and 1995

27           Financial Data Schedules             To be filed
             for NEES and NEERI                   by amendment